Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Joseph D. Roberto, Chairman, President and Chief Executive Officer and Scott D. Nogles, Executive Vice President and Chief Financial Officer of PCSB Financial Corporation (the “Company”) each certify in their capacity as an officer of the Company that they have reviewed the annual report of the Company on Form 10-K for the fiscal year ended June 30, 2020 and that to the best of their knowledge:

(1)	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: September 11, 2020	/s/ Joseph D. Roberto
Joseph D. Roberto
Chairman, President and Chief Executive Officer

Date: September 11, 2020	/s/ Jeffrey M. Helf
Jeffrey M. Helf
Senior Vice President and Chief Financial Officer